UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2010

KBS STRATEGIC OPPORTUNITY REIT, INC.

(Exact name of registrant specified in its charter)

Maryland	333-156633	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.01 regarding the acquisition of three separate non-performing first mortgage loans is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 10, 2010, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, purchased three separate non-performing first mortgage loans (collectively, the “Roseville Commerce Center Mortgage Portfolio”). The Company acquired all three loans at varying discounts from Heritage Bank of Commerce, which is not affiliated with the Company or KBS Capital Advisors LLC (the “Advisor”), the Company’s external advisor. The first loan with an outstanding unpaid principal balance of $8.5 million is secured by three industrial flex buildings containing 68,431 rentable square feet (the “Roseville Commerce Center First Mortgage I”) and was acquired for $4.0 million plus closing costs. The second loan with an outstanding unpaid principal balance of $4.7 million is secured by two industrial flex buildings containing 44,910 rentable square feet (the “Roseville Commerce Center First Mortgage II”) and was acquired for $1.7 million plus closing costs. The third loan with an outstanding unpaid principal balance of $1.5 million is secured by four parcels of partially improved land encompassing 6.0 acres (the “Roseville Commerce Center First Mortgage III”) and was acquired for $0.2 million plus closing costs. The Company funded the acquisition of each of the loans in the Roseville Commerce Center Mortgage Portfolio with proceeds from its ongoing initial public offering.

The borrowers under each of the three loans in the Roseville Commerce Center Mortgage Portfolio are affiliates of Mac Millan Partners, Inc., which is not affiliated with the Company or the Advisor. The collateral securing the loans in the Roseville Commerce Center Mortgage Portfolio is located at 10556-10612 Industrial Avenue in Roseville, California. The buildings securing the Roseville Commerce Center First Mortgage I and the Roseville Commerce Center First Mortgage II are collectively 38% leased. Each of the loans in the Roseville Commerce Center Mortgage Portfolio bears interest at 5.5% and matures in September 2011. Each of the loans may be prepaid at any time, subject to a payment of a minimum interest charge. Monthly payments on each of the loans include interest and principal payments. All three first mortgage loans are cross-defaulted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: September 10, 2010	BY:	/s/ Keith D. Hall
Keith D. Hall
Chief Executive Officer and Director